Exhibit 10.26
                                LICENSE AGREEMENT


THIS EXCLUSIVE LICENSE AGREEMENT (the "Agreement") is made and entered into effective as of January 4, 2006 (the "Effective Date"), by and between BILLFIGHTER INVESTMENTS, LIMITED, an Anguilla limited liability company (the "Licensor") and RECLAMATION CONSULTING AND APPLICATIONS, INC., a Colorado corporation (the "Licensee"). Licensor and Licensee may sometimes be referred to herein individually as a "party," and collectively as the "parties."

                                    RECITALS:

      WHEREAS, Licensor is the sole owner of all Proprietary Rights and Intellectual Property Rights related to the Reliant III automated spray application system;

      WHEREAS, Licensee is the sole owner of certain Proprietary Rights and Intellectual Property Rights related to its Alderox TM line of products which are made from a patented formula relating specifically to an improved release agent for mitigating the sticking of asphalt, concrete and other similar products to various surfaces, and includes, without limitation, Licensee's Alderox TM ASA-12TM, DCRTM, KR-7TM, PaverBlendTM, TSRTM, and ASA Cleaners (the "Alderox Products");

      WHEREAS, Licensor desires to grant Licensee the exclusive right to use, modify, produce, market, sell and distribute the Licensed Product solely within the aggregate and mining industries (the "Permitted Markets") anywhere in the world (the "Territory"), subject to the terms and conditions herein set forth; and

      WHEREAS, Licensor and Licensee desire to enter into this Agreement under the terms and conditions set forth herein and to document their respective rights in and to the Licensed Product for the express purposes stated herein, and the terms and conditions pursuant to which the Licensed Product is to be provided, maintained, used and otherwise treated under this Agreement.

      NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Parties hereto, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

The following terms shall have the meaning set forth below:

1.1.  Definitions. The following terms shall have the meaning set forth below:

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(a)   "Affiliate"  or  "Affiliates"  means any  Person:  (a) which,  directly or indirectly, controls, is controlled by, or is under common control with, another Person, including those Persons where such control is through one or more intermediaries; or (b) of which ten percent (10%) or more of the voting capital stock (or in the case of an entity which is not a corporation, ten percent (10%) or more of the equity interest) is owned or held by another Person. For purposes of this definition, the term "Person" shall mean an individual, corporation, company, limited liability company, association, trust, partnership, limited partnership, limited liability partnership, joint venture, unincorporated organization, government agency
      or  other  agency  or  political   subdivision   thereof,   or  any  other
      organization, and the term "entity" means any Person which is not an individual. Also for the purposes of this definition, "ownership" means either legal or beneficial ownership, and "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, or to vote or dispose of the controlling voting equity of an entity, whether through ownership of securities, by agreement, or otherwise.

(b) "Agreement" shall have the meaning given to such term in the Preamble to this Agreement.

(c) "Alderox Products" shall have the meaning given to such term in the Recitals to this Agreement.

(d) "Confidential Information" means any and all knowledge, data or information not disclosed to the general public by a Disclosing Party regarding its business, customers, intellectual property, products and services, including without limitation, the Licensed Product, the Modified Product and the Alderox Products, as applicable, and that is disclosed or otherwise made available to a Receiving Party pursuant to or in connection with this Agreement, including any Confidential Information which a Disclosing Party has disclosed to a Receiving Party prior to the Effective Date. Confidential Information includes, but is not limited to all Intellectual Property, Proprietary Information, Proprietary Rights and System Specifications (including any Modifications) for the Licensed Product, Trade secrets, know-how and processes.

(e) "Copyright Rights" shall mean all copyrights, whether or not registered, owned by Licensor as of the date hereof, including all registrations and applications therefore and all moral rights related thereto.

(f)   "Default  Interest  Rate"  shall  have the  meaning  given to such term in
      Section 3.2(b) of this Agreement.

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(g)   "Disclosing  Party"  shall have the meaning  given to such term in Section
      11.1 of this Agreement.

(h) "Effective Date" shall have the meaning given to such term in the Preamble to this Agreement.

(i)   "Indemnified  Events" shall have the meaning given to such term in Section
      7.1 of this Agreement.

(j)   "Indemnified  Party" shall have the meaning  given to such term in Section
      7.1 of this Agreement.

(k)   "Indemnifying  Party" shall have the meaning given to such term in Section
      7.1 of this Agreement.

(l) "Intellectual Property" and "Intellectual Property Rights" means, collectively, all of the following existing or hereafter arising worldwide, tangible or intangible, legal rights pertaining to the Licensed Product, including without limitation those existing or acquired by ownership, license or other legal operation, whether or not filed, perfected, registered or recorded, in or to: (i) all Patent Rights; (ii) all Copyright Rights; (iii) all Trademark Rights; (iv) all Trade Secrets and know-how; (v) all technology and other intellectual and proprietary rights; (vi) all rights relating to the protection of the foregoing; and
      (vii) all rights to sue or make any claims for any past, present or future infringement, misappropriation or unauthorized use of any of the foregoing rights and the right to all income, royalties, damages and other payments that are now or may hereafter become due or payable with respect to any of the foregoing rights, including damages for past, present or future infringement, misappropriate or unauthorized use thereof.

(m) "Inventions" means all discoveries, concepts, and ideas, whether or not the same are patentable, copyrightable or otherwise registerable or recordable in any jurisdiction (and regardless of whether the same have been so registered or recorded, and whether currently existing or hereafter acquired or created), including but not limited to improvements, know-how, data, processes, methods, formulae, and techniques, as well as improvements thereof or know-how related thereto, if based on or related to the Intellectual Property, the Proprietary Information, or the Licensed Product.

(n) "License" shall have the meaning given to such term in Section 2.1(a) of this Agreement.

(o) "Licensed Product" shall mean the Reliant III automated spray application system and any and all modifications thereto in accordance with the terms of this Agreement. (p) "Licensee" shall have the meaning given to such term in the Preamble to this Agreement.

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(q)   "Licensee  Default"  shall have the meaning  given to such term in Section
      12.1(a) of this Agreement.

(r) "Licensor" shall have the meaning given to such term in the Preamble to this Agreement.

(s)   "Licensor  Default"  shall have the meaning  given to such term in Section
      12.1 (b) of this Agreement.

(t) "Modification" shall mean any and all updates, upgrades, additions, enhancements, corrections, or repairs to the Licensed Product, including, without limitation, any error corrections, performance enhancements, and improvements to existing features, developed prior to or after the Effective Date. A Modification shall further include any additional products, modules, and/or services of the Licensed Product developed prior to or after the Effective Date. "Modify" means the act of creating any Modification.

(u)   "Modified  Product"  shall have the meaning  given to such term in Section
      2.1 of this Agreement.

(v) "Note" shall have the meaning given to such term in Section 3.3 of this Agreement.

(w) "Party" or "parties" shall have the meaning given to such term in the Preamble to this Agreement.

(x) "Patent Rights" shall mean any and all patents, patent applications patent disclosures and related patent rights, any and all continuations, divisions, reissues, reexaminations, or extensions thereof which have been filed, issued or acquired by Licensor as of the date hereof, any and all foreign patents issuing from any application filed which corresponds to claims contained in any of the foregoing patents or patent applications, and any and all inventions conceived of or reduced to practice as of the date hereof.

(y) "Permitted Markets" shall have the meaning given to such term in the Recitals to this Agreement.

(z) "Proprietary Information" means any and all methods, inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature related to the Licensed Product disclosed to any person or otherwise made known to any such person as a consequence of or through such person's relationship or engagement by Licensor (including information originated by such person) in any technological area previously developed by Licensor or developed, engaged in, or researched, by Licensor during the term of such person's relationship or engagement with Licensor, including, but not limited to, Trade Secrets, processes, products, formulae, apparatus, techniques, know-how, marketing plans, data, improvements, strategies, forecasts, customer lists, and technical requirements of customers.

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(aa)  "Proprietary  Rights"  means  all  patents,  patent  applications,  patent licenses, trademarks, trademark registrations and applications therefor, service marks, service names, formulas, trade names, trade dress, right to use a name, copyrights, copyright registrations and applications therefor, advertising copy and related materials, trade secrets and any other Proprietary Rights or Intellectual Property Rights, whether domestic or foreign that relate to the Licensed Product, including without limitation, all Proprietary Information.

(bb)  "Receiving  Party"  shall have the  meaning  given to such term in Section
      11.1 of this Agreement.

(cc) "Royalty Products" shall have the meaning given to such term in Section 3.2(a) of this Agreement.

(dd) "Royalties" shall have the meaning given to such term in Section 3.2(a) of this Agreement.

(ee) "Settlement" shall have the meaning given to such term in Section 7.2 of this Agreement.

(ff) "Shares" shall have the meaning given to such term in Section 3.1 of this Agreement.

(gg) "Term" Shall have the meaning given to such term in Section 12.1 of this Agreement.

(hh) "Termination Notice" shall have the meaning given to such term in Section 12.1(a) of this Agreement.

(ii) "Territory" shall have the meaning given to such term in the Recitals to this Agreement.

(jj) "Third Party" shall mean any Person other than Licensor or Licensee, or any Affiliate of Licensor or Licensee.

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(kk)  "Trade  Secret"  shall  mean any and all  information,  whether  or not in tangible form, belonging to a Party or licensed by it, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the generality of the foregoing, Trade Secrets shall include but are not limited to studies, results, reports,
      marketing   strategies,   technical  or   nontechnical   data,   formulae,
      techniques, drawings, designs, processes, financial data, financial plans, product plans, marketing plans, advertising plans, lists of actual or potential customers or suppliers, and related items.

(ll) "Trademark Rights" shall mean any and all trade dress, trade names, logos, domain names, and service marks, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, reservations, and renewals in connection therewith; whether or not registered.

1.2 Interpretation.

(a) Whenever in this Agreement the terms "include," "includes," "including," and derivative or similar words are used, they shall be construed to be followed by the phrase "without limitation".

(b) Whenever in this Agreement the term "agreement" is used, it shall be deemed to refer to binding agreements, commitments, arrangements, understandings, undertakings, leases, contracts, contract rights, licenses and sublicenses, quotations, purchase orders, customer orders, work orders and other executory rights, whether oral or written.

(c) Wherever in this Agreement a statute or other piece of legislation is referenced, such reference shall be deemed to include any and all amendments thereto, as well as any successor legislation which may be adopted subsequent to the date of this Agreement, and covering the same subject matter or the referenced statute or legislation.

(d) Whenever in this Agreement the term "party to" is used in regard to an agreement, it shall be construed as meaning "party signatory to or bound by".

(e) Wherever in this Agreement reference is made to a Schedule "hereof" or "attached hereto," the contents of such Schedule shall be deemed to be incorporated into this Agreement by reference, as an integral part of this Agreement.

(f) The headings of the Articles, Sections and Paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

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(g)   Each  reference  in this  Agreement  to an  Article,  Paragraph,  Section,
      Schedule or Exhibit, unless otherwise indicated, shall mean an Article, Paragraph or Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively.

(h) Whenever in this Agreement the terms "hereof," "herein," "hereby," or derivative or similar words are used, such terms refer to this entire Agreement.

(i) All references herein to "days" in this Agreement are to consecutive calendar days unless Business Days are specified.

(j) The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any Party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one Party by reason of the rule of construction that a document is to be construed more strictly against the person who prepared the same, it being agreed that representatives of both Parties have equally participated in the preparation and negotiation hereof.

(k) Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

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                                   ARTICLE II

                                GRANT OF LICENSE

2.1 License Rights

(a) Grant of License. Subject to the terms and conditions of this Agreement, Licensor hereby grants and licenses to Licensee, during the Term of this Agreement (i) the sole and exclusive right and license to use, produce, manufacture, market, sell and distribute the Licensed Product solely within Permitted Markets anywhere in the Territory; and (ii) the exclusive, worldwide right to Modify, at its expense, the License Product for application of its Alderox Products to rails cars (the Licensed Product as modified, the "Modified Product") (collectively, the "License").

(b) Modification. In the event that Licensee desires to make any other Modification to the Licensed Product, it may do so at its own expense, provided that prior to undertaking the same, it shall notify Licensor of any and all such Modifications which it proposes to make thereto. Within thirty (30) calendar days after the receipt by Licensor of such notice, Licensor shall notify Licensee if it approves of such proposed Modifications, or has any concerns about such Modifications, and shall set forth in detail the nature of any such concerns. The failure of the Licensor to respond within such period shall be deemed acquiescence by such Party or Parties to the Modifications as proposed. The Parties agree to work in good faith to attempt to address and resolve any such concerns promptly following the notification to Licensee of the existence thereof. If, following such efforts, Licensor states in writing that it reasonably believes in good faith that the desired Modifications as proposed by Licensee would materially injure, limit or impair the use and functionality of the Licensed Product, then Licensor shall propose its own Modifications to accomplish Licensee's objectives. Otherwise, Licensee shall be free to undertake all such Modifications in its sole and absolute discretion. All Modifications developed by or on behalf of Licensee, and at its expense, shall be and remain the sole proprietary rights of Licensee, and Licensor shall have no right, title or interest to the Modifications thereto.

(c) Use of Information. Licensee will not use the Intellectual Property, Proprietary Rights, Inventions, Proprietary Information and Confidential Information other than as specifically authorized by the terms of and subject to the conditions of this Agreement and the other agreements into which the Parties have entered contemporaneously herewith.

(d) Trademark and Copyright. Except as set forth herein, Licensee shall have the right to use and copy any and all marks, trademarks, service marks, images and copyrights of Licensor pertaining to the Licensed Product in connection with the marketing and distribution of the Licensed Product, and may grant this right to its customers for that limited purpose. Nothing herein shall limit or restrict Licensee from developing, recording and affixing to the Licensed Product, and/or any collateral materials and documentation distributed in connection therewith, its own proprietary or intellectual property rights.

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(e) No Interest.  Licensee  acknowledges that it has no right, title or interest
whatever  in  the  Intellectual   Property,   Proprietary  Rights,   Inventions,
Proprietary Information and Confidential Information; or any part of them, and acquires no such rights by this Agreement, other than the License granted to it pursuant to subsection 2.1(a) and the other agreements into which the Parties have entered contemporaneously herewith.

(f) Acceptance. Licensee hereby (i) accepts the rights granted to it by Licensor under this Agreement; and (ii) acknowledges that the License granted by Licensor to Licensee hereunder are limited to the specific purposes set forth herein, and are subject to the terms and conditions of this Agreement.

                                   ARTICLE III

                                  CONSIDERATION

3.1 Grant of Licensee Shares. As consideration for the License, (i) Licensee agrees to pay and Licensor agrees to accept $320,000 in the form of 4,000,000 restricted shares of the common stock of Licensee, par value $0.01 (the "Shares") and having piggyback registration rights pursuant to a Subscription Agreement, attached hereto as Exhibit A and made an integral part hereof; (ii) Licensee will pay Licensor Royalties as provided in Section 3.2 hereof; and
(iii) Licensee shall issue to Licensor a promissory  note as provided in Section
3.3 hereof.

3.2 Royalties.

(a) Royalties. Licensee agrees to pay cash royalties (the "Royalties") equal to ten percent (10%) of the net revenues generated by Licensee from the sale and distribution of its Alderox Products for application to rail cars using the Modified Product (the "Royalty Products").

(b) Payment of Royalties. Payment of all Royalties hereunder shall be due upon the receipt by Licensee of proceeds from the sale of the Royalty Products, and shall be cumulated and paid by Licensee to Licensor, quarterly, within fifteen (15) days following the last day of the fiscal quarter in which such Royalties were earned. Payments of Royalties shall be accompanied by a report showing the aggregate volume of all Royalty Products sold, and the proceeds received therefrom during the period covered by such report and paid therewith. Licensee shall not be obligated to disclose to Licensor the specific identities of purchasers of the Royalty Products listed in any such sales report, provided that Licensee is and at all times remains in compliance with the express reporting and inspection provisions of Section 3.2(c) below. If any payment owed to Licensor is not paid within the periods specified in this Section 3.2(b), interest will accrue thereon at the rate of six percent (6%) per annum (the "Default Interest Rate") from the date on which such payment becomes due until it is paid in full. This provision is not intended to relieve Licensee from any default in the making of any payment at the time and in the manner specified herein.

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(c)   Audit Rights.  Licensee shall keep  sufficiently  full, clear and accurate books and records to allow the reports required under Section 3.2(b) above to be audited and verified, and shall make those books and records available for inspection during regular business hours upon at least thirty (30) days' notice to Licensee. Licensor may (but not more than one
      (1) time in any twelve (12) month period during the Term hereof) engage an independent certified public account to audit the relevant books and records of Licensee for the one (1) year period immediately preceding the date of such notice regarding any and all of the matters required to be reported under Section 3.2(b) during that one (1) year period. Unless otherwise agreed to by the Parties, the audit shall be at Licensee's place of business where such books and records are normally kept by Licensee, at mutually convenient times, and not more than six (6) weeks after notice of such audit. Such audits shall be conducted in a manner reasonably designed to minimize any disruption to Licensee's business. The auditing person will provide the Licensor, as applicable, a written report of the results of the audit and will at the same time provide an identical copy of the report to Licensee. The cost of any such audit shall be borne by the Licensor, unless the audit reveals an underreporting in revenue or in the amount of the applicable Royalty of more than twenty percent (20%) for the period audited, in which case the cost of the audit shall be borne by Licensee. If any audit reveals an underreporting in revenue or in the amount of the applicable Royalty payments of more than twenty percent (20%), then Licensee shall pay to Licensor, as applicable, the deficiency plus interest at the Default Interest Rate, and such payment shall be made within ten (10) business days of the date of the certified public accountant's report. If the audit reveals an underreporting in revenue or in the amount of the applicable Royalty Payments for the period audited of less than or equal to twenty percent (20%), then Licensee shall pay to Licensor, as applicable, just the amount of the deficiency in such ten
      (10) business day period.

3.3 Promissory Note. As further consideration for the License granted hereunder, Licensee agrees to pay Licensor the sum of One Hundred Eighty Thousand Dollars ($180,000) pursuant to that certain promissory note (the "Note"), attached hereto as Exhibit B and made an integral part hereof.

3.4 Taxes. Any and all taxes payable by the Parties hereto as a result of any transaction described herein shall be the sole responsibility of the Party against which such tax is assessed. All payments provided for herein are intended to be calculated and paid on a pre-tax basis to Licensor.

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                                   ARTICLE IV

                           ASSISTANCE AND INSTRUCTION

4.1 Technical Assistance by Licensor. Promptly upon request, Licensor shall provide to Licensee such assistance and instruction in understanding, interpreting and applying the technology underlying the Licensed Product as Licensee may reasonably request from time to time for the purpose of marketing, distributing, or otherwise commercially exploiting the Licensed Product in the Territory. Licensor shall, at their expense, make their employees reasonably available for consultation by telephone, or in person, at the offices of Licensee or at such other place as the Parties may mutually agree, as may be reasonably necessary or desirable to most efficiently and expeditiously provide the assistance and consultation required in connection with such request.

4.2 Licensor Marketing Obligations. Upon request, Licensor shall provide Licensee with such marketing assistance as may be requested by Licensee from time to time, including but not limited to marketing and advertising materials; identification of Licensee on Licensor's marketing materials as an authorized licensee of the Licensed Product; and providing Licensee's customers and prospective customers with such technical information or assistance as may be reasonably requested by them. Licensee shall reimburse Licensor for their reasonable expenses incurred in fulfilling any obligation hereunder, provided that the maximum amount thereof shall have been approved in advance, in writing, by Licensee.

4.3 The services and technical assistance provided by Licensor in accordance with this Article IV shall be at a level that meets or exceeds industry standards. In the event of disagreement over the reasonableness of a request by Licensee or Licensee's customers and prospective customers, the parties shall confer and attempt in good faith to resolve such disagreement.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

5.1 Covenants of Licensor.

(a) Licensor covenants and agrees that, during the Term of this Agreement, other than as expressly permitted herein, Licensee shall not, either directly or indirectly, on its own behalf or on behalf of others:

      (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, promoter, sponsor, member, manager, investor, lender, consultant, or in any other capacity whatsoever (other than as the holder of an aggregate of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing, or selling products or rendering services which are directly or indirectly competitive with the Licensed Product distributed by Licensee pursuant to the License granted hereby; or

      (ii) solicit, divert, or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers, business associates, or accounts, or prospective clients, customers, business associates, or accounts, of Licensee; or

      (iii) interfere  with   Licensee's   relationships   with  its  suppliers,
            contractors, and other Persons and entities with which Licensee does business.

(b) Licensor will use its commercially reasonable best efforts to comply in all respects with each and every obligation of Licensor under this Agreement.

(c) Licensor will not take or permit others under its control or direction to take any actions that will or are likely to (i) impair in any way the Licensed Product, the Proprietary Rights, and/or any of the rights granted to Licensee hereunder, or (ii) result in damage to Licensee's reputation or quality standards.

(d) Licensor will immediately deliver to Licensee a copy of all notices and correspondences received, sent or obtained by Licensor and relating in any way to any alleged breach or non-compliance by Licensor under the this Agreement, or any claim (or possible claims) on or relating to the Licensed Product, the Proprietary Rights or otherwise affecting in any way the rights of Licensee hereunder.


5.2 Covenants of Licensee.

(a) Licensee covenants that the use of the Licensed Product (and related marketing materials) will comply with and shall continue to comply in all material respects with the laws of such Territory in which Licensee is distributing the Licensed Product, including, without limitation, those applicable to product claims, labeling, approvals, registrations and notifications.

(b) Licensee shall keep Licensor informed as to any problems encountered with the Licensed Product as well as any claims by third parties that allege activities that are likely to be construed as a breach of this Agreement.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

6.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Parties, as of the date hereof and as to itself only, as follows:

(a) Corporate Power. Such Party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

(b) Due Authorization. Such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

(c) Binding Agreement. This Agreement is the legal and valid obligation of such Party, binding upon and enforceable against such Party in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

(d) Accuracy of Information. No statement by any of the Parties contained in this Agreement, or in any Exhibit or Schedule hereto, contains any untrue statement, or omits to state any material fact.

(e) The Parties shall not at any time engage in any act of omission or commission that would impair in any material way each of the Parties' respective rights and interest in, to or under any of the Licensed Product and the Alderox Products (as applicable) or any other Proprietary Information or Intellectual Property related to or concerning the Licensed Product and the Alderox Products (as applicable), and shall not at any time induce, aid or abet others to do any of the foregoing.

6.2 Licensor's Representations and Warranties

(a) Intellectual Property. Licensor possess all rights to use the Proprietary and Intellectual Property Rights as licensed to Licensee pursuant to this Agreement, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property or Proprietary Rights that, if determined adversely to Licensor, would individually or in the aggregate have a material adverse effect on the ability of Licensee to market, distribute or otherwise commercially exploit the Licensed Product in the Territory as contemplated by this Agreement.

(b) Patent Matters. As of the Effective Date, Licensor has no knowledge of the existence of any patent owned or controlled by a Third Party which covers the Licensed Product and would prevent Licensee from using the Licensed Product as licensed hereunder. Notwithstanding the foregoing, if at any time during the term of this Agreement, a patent or patent application held by a Third Party is identified which covers all or any part of the Licensed Product, the Parties will meet and discuss possible resolutions of the patent situation. If the resolution involves a license from the Third Party to its Patent Rights and/or a license to the Third Party under Licensor's Patent Rights, the Parties acknowledge that the economic assumptions underlying this Agreement may no longer be valid, and in such case the Parties will reduce the royalty terms of this Agreement in good faith in order to reflect such circumstance.

(c) EXCEPT AS OTHERWISE SET FORTH IN THIS ARTICLE, LICENSOR DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, STATUTORY OR OTHERWISE, WITH RESPECT TO THE TECHNOLOGY AND SUPPORT SERVICES PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE VII

                                 INDEMNIFICATION

7.1 Each Party (the "Indemnifying Party") shall indemnify and hold the other Party and its officers, directors, principals, employees and agents (the "Indemnified Party") harmless for, from, and against any and all losses, damages, liabilities, claims, suits, expenses and all other costs of any type, and shall reimburse the Indemnified Party for its reasonable attorneys' fees, insofar as any of the foregoing result from, arise in connection with, or are related in any way to: (a) any breach by the Indemnifying Party of its representations, warranties and/or obligations hereunder; or (b) any wrongful intentional or wrongful negligent act of omission or commission of the Indemnifying Party (items (a) and (b) collectively being referred to herein as "Indemnified Events").

7.2 The Indemnified Party shall promptly (and in no case more than ten (10) calendar days after the fact) give written notice to the Indemnifying Party of any third-party notice, demand or allegation of or relating to such losses, damages, liabilities, claims, suits, expenses or other costs of any type, including an invitation to the Indemnifying Party to participate in the defense. Failure to give such written notice shall not relieve the Indemnifying Party from any liability that the Indemnifying Party may have hereunder. Subject to the proviso that follows, the Indemnified Party shall have the ability to select counsel of its own choosing and shall have control over the complete defense, but shall not settle without the Indemnifying Party's consent, which consent shall not be unreasonably withheld; provided, however, that if the Indemnifying Party elects to participate in the defense, the Indemnifying Party may assume control of the complete defense (unless the Indemnified Party reasonably objects to such assumption on the ground that there may be defenses available to the Indemnified Party if it controls the defense that would not otherwise be available), such control including, by way of example and not by way of limitation, the right of the Indemnifying Party to select defense counsel (subject to the approval of the Indemnified Party of such counsel, such approval not to be unreasonably withheld). If the Indemnifying Party assumes control of the complete defense, the Indemnified Party may employ separate counsel at the expense of the Indemnified Party to assist the Indemnified Party with respect to any liabilities, claims or suits. Notwithstanding anything else to the contrary, before settling, compromising or otherwise extinguishing any claim by a third-party (whether or not suit or any other type of dispute resolution procedure has been commenced) made against the Indemnified Party (a "Settlement"), the Indemnifying Party must first obtain the written consent of the Indemnified Party, and the Indemnified Party shall have discretion to withhold such consent if the Settlement (a) is for or involves non-monetary consideration or non-monetary judicial relief, including, but not limited to, promises by the Indemnified Party to do or forbear from doing any act or the granting of equitable remedies, (b) involves, requires or implies admissions of wrongful acts (whether civil or criminal) by the Indemnified Party, and/or (c) would likely have a detrimental effect on the Indemnified Party's reputation or goodwill.

7.3 This Article VII does not in any way limit one Party's rights against the other for any breach of this Agreement, including, by way of example and not by way of limitation, a breach of any representation, warranty or obligation set forth in this Agreement.

7.4 Licensee may, and is hereby authorized by Licensor to, at any time and from time to time, to the fullest extent permitted by applicable laws, without advance notice to Licensor (any such notice being expressly waived by Licensor), set off and apply any and all amounts due and owing by Licensee to Licensor, or either them, at any time or for the credit or the account of Licensor against any or all of the costs, fees and expenses incurred by Licensee hereunder, whether or not such obligations have matured. Licensee hereby agrees promptly to notify Licensor after any such set-off or application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                                  ARTICLE VIII

                        EACH PARTY TO BEAR ITS OWN COSTS

Except as otherwise expressly provided herein, each Party shall bear all of its own costs relating to this Agreement, including, by way of example and not by way of limitation, the cost of negotiating and entering into this Agreement and the cost of fulfilling all of its obligations under this Agreement.

                                   ARTICLE IX

                               EXECUTORY CONTRACT

In the event that any of the Parties to this Agreement should hereafter voluntarily or involuntarily seek relief under the United States Bankruptcy Code (Title 11 U.S.C. ss.ss. 101, et seq.), the Parties acknowledge and agree that this Agreement constitutes an executory contract under which Licensor is a licensor to Licensee of a right to use Intellectual Property within the meaning of 11 U.S.C. ss. 365. The Parties acknowledge and agree that in such event, Licensee shall have full availability to retain its rights and continue to exercise the rights and licenses granted to Licensee hereunder pursuant to the provisions of 11 U.S.C. ss. 365(n).

                                    ARTICLE X

      EXISTING AND FUTURE PROPRIETARY INFORMATION AND INTELLECTUAL PROPERTY

10.1 Each Party shall continue to own and control all proprietary information and intellectual property rights owned by such Party immediately prior to the Effective Date.

10.2 Any and all proprietary information and intellectual property created by Licensor, and not jointly with Licensee, after the Effective Date shall be owned and controlled by Licensor.

10.3 Any and all proprietary information and intellectual property which is developed jointly by Licensor and Licensee shall be owned jointly by them in proportion to the economic investment made by each Party toward the development of such information or property, unless otherwise reflected in a signed, written agreement between or among such Parties with respect to the ownership rights thereof.

                                   ARTICLE XI

                                 CONFIDENTIALITY

11.1 A Party receiving Confidential Information (the "Receiving Party") from the other `Party (the "Disclosing Party") shall, from the Effective Date for a period of two (2) years from the date on which this Agreement shall terminate or expire in accordance with the applicable provisions hereof:

(a) hold in confidence such Confidential Information disclosed to it by the Disclosing Party;

(b) safeguard such Confidential Information of the Disclosing Party with the same degree of care (but in no case less than a reasonable degree of care) as the Receiving Party uses for its own Confidential Information;

(c) not use such Confidential Information of the Disclosing Party in any way or for any purpose other than as expressly and specifically permitted herein; and

(d) limit dissemination of such Confidential Information of the Disclosing Party within the Receiving Party only to those of its employees who must be directly involved with the Confidential Information of the Disclosing Party for the purposes contemplated by this Agreement and who are bound by obligations to the Receiving Party for the benefit of the Disclosing Party corresponding to those of items (a) through (d) of this Section 11.1.

11.2 The obligations of Section 11.1 shall not apply to any Confidential Information that:

(a) as of the Effective Date is or thereafter becomes publicly known and freely available for use through no act, failure to act, fault, or omission of the Receiving Party and without breach of this Agreement by the Parties;

(b) was already known to the Receiving Party prior to the time of its first disclosure by the Disclosing Party to the Receiving Party, from a third-party whose disclosure to the Receiving Party was and is not in violation of any confidentiality or use restriction, and where such knowledge by the Receiving Party was and is free from any third- party's confidentiality restriction and/or use restriction;

(c) is lawfully and without breach of this Agreement received by the Receiving Party from a third-party whose disclosure to the Receiving Party is not in violation of any confidentiality or use restriction and where such knowledge by the Receiving Party is free from any third-party's confidentiality restriction and/or use restriction;

(d) is furnished to a third-party by the Disclosing Party without any restrictions on the third-party's rights of disclosure and/or rights of use;

(e) is expressly and specifically approved for public release and public use by prior written authorization of the Disclosing Party; or

(f) is independently developed by the Receiving Party (as shown by contemporaneous corroborating documentary evidence) without any knowledge of and without any use of any Confidential Information disclosed by the Disclosing Party to the Receiving Party.

11.3 Disclosure of Confidential Information by the Receiving Party shall not be precluded if such disclosure is made to comply with a valid order of a court or other governmental body of the United States (or any political subdivision thereof) having appropriate jurisdiction thereof; provided, however, that the Receiving Party shall promptly (and in any case, prior to disclosure and not more than five (5) calendar days after such order) give advance written notice to the Disclosing Party so that the Disclosing Party may oppose such disclosure and/or obtain a protective order satisfactory to the Disclosing Party requiring that the Confidential Information ordered to be disclosed be kept confidential and used only for the purpose for which the order was issued. ARTICLE XII

                              TERM AND TERMINATION

  12.1 Termination. This Agreement shall commence as of the Effective Date and shall continue in full force and effect until terminated in accordance with this
Section 12.1 (the "Term").

(a) Termination by Licensor. Licensor may terminate this Agreement in the event of a Licensee Default, as defined in the immediately following sentence, by delivering a written notice of termination (a "Termination Notice") to Licensee in accordance Section 14.9. For purposes of this Agreement, the term "Licensee Default" means any material breach by Licensee of any representation, covenant, warranty, or term of this Agreement that is not cured (if able to be cured) within sixty (60) consecutive days after the date of such Termination Notice (the failure of Licensee to pay the Consideration shall be deemed, without limitation, to constitute a material breach under this Agreement).

(b) Termination by Licensee. Licensee may terminate this Agreement in the event of a Licensor Default, as defined in the immediately following sentence, by delivering a Termination Notice to Licensor in accordance
      Section 14.9. For purposes of this Agreement, the term "Licensor Default" means, collectively or individually, (i) any material breach by Licensor of any representation, covenant, warranty, or term of this Agreement that is not cured (if able to be cured) within sixty (60) consecutive days after the date of such Termination Notice; and (ii) upon six months prior written notice to Licensor in accordance with Section 14.9.

(c) Termination by Mutual Consent. Licensor and Licensee may terminate this Agreement, or portions thereof, at any time by mutual written consent.

12.2 Remedies

(a) Licensor's Remedies. In the event of termination of this Agreement pursuant to Subsection 13.1(a) hereof, Licensor shall be entitled to exercise any and all remedies available to it under this Agreement, or otherwise at law or in equity. None of the remedies referred to in this Subsection 12.2(a) shall be exclusive, and all of such remedies shall be cumulative.

(b) Licensee's Remedies. In the event of termination of this Agreement pursuant to Subsection 13.1(b) hereof, Licensee shall be entitled to exercise any and all remedies available to it under this Agreement (subject to the next sentence), or otherwise at law or in equity. None of the remedies referred to in this Subsection 12.2(b) shall be exclusive, and all of such remedies shall be cumulative.

12.3 Effect of Termination.

(a)   Upon any termination of this Agreement by a Licensor:

      (i) the License shall immediately terminate, and all Intellectual Property, Proprietary Information, Confidential Information, Inventions, and Proprietary Rights associated therewith shall immediately revert to Licensor; and

      (ii) Licensee shall immediately and without further act by Licensor cease making any use of all Intellectual Property, Proprietary Information, Confidential Information, Inventions and Proprietary Rights licensed to Licensee pursuant to this Agreement; and

(b) Any termination of this Agreement by one Party shall not relieve the other Party of any of its obligations to the Party existing at the time of termination.

(c)   Articles V through XIV shall survive any termination of this Agreement.

                                  ARTICLE XIII

                          ASSIGNMENT OR OTHER TRANSFER

Neither this Agreement, nor any right or obligation hereunder, is assignable or otherwise transferable by Licensor without the prior written consent of Licensee, which consent may be withheld by Licensee in its sole and absolute discretion. Any attempt by Licensor to assign or otherwise transfer this Agreement, or any right or obligation hereunder, to a third-party shall be null, void, and not binding on Licensee unless Licensee authorizes such assignment or other transfer by Licensor in writing before effectuating such assignment or other transfer. Except as expressly permitted hereunder, this Agreement, and any right or obligation hereunder, are not assignable or otherwise transferable by Licensee without the prior written consent of Licensor, provided that Licensee shall have the right to sublicense any of its rights herein, in any Territory, and/or to assign its rights hereunder to any Affiliate of Licensee in each case upon notification thereof to Licensor within ten (10) business days after such event.

                                   ARTICLE XIV

                                  MISCELLANEOUS

14.1 Severability. If any provision of this Agreement shall for any reason be found invalid, illegal, unenforceable or in conflict with any valid controlling law: (a) such provision shall be separated from this Agreement; (b) such invalidity, illegality, unenforceability or conflict shall not affect any other provision hereof; and (c) this Agreement shall be interpreted and construed as if such provision, to the extent the same shall have been held invalid, illegal, unenforceable or in conflict, had never been contained herein. In the event the legality of any provision of this Agreement is brought into question because of a decision by a court or other tribunal of competent jurisdiction of any country in which this Agreement applies, the Parties may agree to revise the provision in question or may delete it entirely so as to comply with the decision of the court or other tribunal and so as to most closely comply with the intent of this Agreement prior to the revision or deletion of the provision in question.

14.2 Waiver. The waiver of a breach hereunder may be effected only by a writing signed by the waiving Party and shall not constitute, or be held to be, a waiver of any other or subsequent breach or to affect in any way the effectiveness or enforceability of the provision in question.

14.3 Amendment. Any Modification or amendment of this Agreement shall be effective only if made in writing and signed by all Parties.

14.4 Relationship of the Parties. Each Party is an independent contractor and is independent of the other Party. Under no circumstances shall any employees of one Party be deemed the employees of the other Party for any purpose. This Agreement does not create a partnership, joint venture or agency relationship between the Parties of any kind or nature. This Agreement does not create any fiduciary or other obligation between the Parties, except for those obligations expressly and specifically set forth herein. Neither Party shall have any right, power, or authority under this Agreement to act as a legal representative of the other Party, and neither Party shall have any power to obligate or bind the other or to make any representations, express or implied, on behalf of or in the name of the other in any manner or for any purpose whatsoever.

14.5 Governing Law; Venue for Suit; Jurisdiction of Court. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between or among the Parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the Parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. The Parties hereby agree that venue is proper in those courts, hereby consent to such venue in and personal jurisdiction over them by those courts, and hereby waive all objections to such venue and to the courts' personal jurisdiction over them.

14.6 Schedules and Exhibits. All schedules and all exhibits attached hereto or referred to herein are integral and material parts of this Agreement and are hereby incorporated into this Agreement.

14.7 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person, other than the Parties and their respective successors and assigns permitted hereby, any right, remedy or claim under or by reason of this Agreement.

14.8 Merger and Integration. This Agreement contains the entire understanding between the Parties concerning the subject matter of this Agreement, and supersedes any and all prior understandings, agreements, representations, and warranties, express or implied, written or oral, between the Parties concerning the subject matter of this Agreement.

14.9 Notices. Any demand, notice, report, request, or other communication required or permitted to be given under this Agreement shall be in writing and, unless otherwise provided herein, shall be deemed sufficiently given when actually delivered in person (including delivery by a commercial service such as a messenger) or when mailed by express, registered, or certified mail (postage prepaid) directed as follows:

               If to Licensor:     Billfighter Investments Limited
                                   Hannah Waiver House,
                                   The Valley, Anguilla BWI
                                   Attention:  Bernadine Romney

               If to Licensee:     Reclamation Consulting and Applications, Inc.
                                   23832 Rockfield Boulevard, Suite 275
                                   Lake Forest, California 92630
                                   Attention: Gordon Davies
                                   President
                                   Tel: (949) 609-0590
                                   Fax: (949) 609-0594

      With a copy (which shall
    not constitute notice) to:     August Law Group, P.C.
                                   19200 Von Karman Avenue, Suite 900
                                   Los Angeles, California 92612
                                   Attention:  Kenneth S. August
                                   President
                                   Tel: (949) 752-7772
                                   Fax: (949) 752-7776

      provided, however, that any Party may, by notice given to the other Parties in accordance with this Section 14.9, designate another address or person for receipt of notices hereunder.

14.10 Legal Counsel. All of the terms and conditions of this Agreement are the result of direct negotiation among the Parties, each of which acknowledges that it has obtained or has had the opportunity, but in its sole discretion has chosen not to, obtain the advice of legal counsel. Accordingly, any principle of contract interpretation construing a contract or provision thereof against the drafter shall not apply to this Agreement.

14.11 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY, OR INDIRECT DAMAGES, WHETHER CLAIMED UNDER CONTRACT, TORT, OR ANY OTHER LEGAL THEORY EVEN IF THE PARTY ALLEGED TO BE LIABLE FOR THE DAMAGES HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

14.12 Successors and Assigns. This Agreement will be binding upon the permitted successors and permitted assigns or other permitted transferees of Licensor and upon the successors and assigns and other transferees of Licensor.

14.13 Force Majeure. Neither Party shall be liable for any failure or delay in performing its obligations hereunder due to any external cause beyond its reasonable control, including, by way of example and not by way of limitation, fire, accident, acts of the public enemy, war, riot, rebellion, labor dispute, strike, lock-out, labor shortage, labor unrest, insurrection, sabotage, epidemic, transportation delay, shortage of raw materials, supplies, energy, components or machinery, an act of God or government or the judiciary, or any other cause beyond the reasonable control of the non-performing or late-performing Party.

14.14 Further Documents. Each Party shall execute and deliver, at any time and from time to time upon the request of the other Party, such further instruments, papers or documents as may be necessary or appropriate to consummate the transactions contemplated hereby, to implement or perfect any liens or transfers, and to take such other action as the other Party may reasonably request to effectuate the purposes of this Agreement.

14.15 Execution In Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement and be effective as of the Effective Date.

14.16 Specific Performance; Remedies Cumulative. The parties hereby agree with each other that, in the event of any breach of this Agreement by any party where such breach may cause irreparable harm to any other party, or where monetary damages may not be sufficient or may not be adequately quantified, then the affected party or parties shall be entitled to specific performance, injunctive relief or such other equitable remedies as may be available to it, which remedies shall be cumulative and non-exclusive, and in addition to such other remedies as such party may otherwise have at law or in equity.

14.17 Attorneys' Fees. In any action or proceeding between the Parties hereunder, the prevailing Party shall be entitled to recover all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) incurred in addition to any other relief to which it may be entitled.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

By signature below, each Party acknowledges that: (a) it has read, understood, and approved this Agreement; (b) it has had an opportunity to consult with its respective counsel, as indicated in Section 14.10, above, and with such other experts and/or advisors as it has deemed necessary in connection with the negotiation, execution, and delivery of this Agreement; (c) the provisions contained herein represent an agreed allocation of risks that is reflected in the obligations hereunder; (d) this Agreement has been fully and fairly negotiated; (e) it has had ample opportunity to ask questions of the other Parties regarding this Agreement; and (f) it has caused this Agreement to be executed by a duly authorized representative who has the authority to bind that Party to this Agreement.



LICENSOR:

BILLFIGHTER INVESTMENTS, LIMITED

     By:  /s/ Bernadine Romney
          --------------------
     Name:   Bernadine Romney, Authorized Signatory



LICENSEE:

RECLAMATION CONSULTING AND APPLICATIONS, INC.

    By:  /s/ Gordon W. Davies
         ---------------------
    Name:   Gordon W. Davies, President

                                    EXHIBIT A
                             SUBSCRIPTION AGREEMENT

      THIS SUBSCRIPTION AGREEMENT(the "Agreement"), is entered into as of the 4th day of January, 2006 (the "Effective Date") , by and between Billfighter Investments Limited, an Anguilla limited liability company (the "Investor"), and Reclamation Consulting and Applications, Inc., a corporation organized and existing under the laws of the State of Colorado (the "Company").

      WHEREAS, the Company has authorized seventy-five million (75,000,000) shares of common stock (the "Common Stock") with a par value of one cent ($0.01) per share, of which twenty-nine million, six hundred twenty thousand, eight hundred thirteen (29,620,813) shares are issued and outstanding as of the date hereof;

      WHEREAS, contemporaneously herewith, the parties have entered into that certain License Agreement, dated of even date herewith (the "License Agreement"), pursuant to which the Investor has granted the Company the exclusive right and license to use, modify, produce, market, sell and distribute Reliant III automated spray applicator system (the "Licensed Product") in the aggregate and mining industries anywhere in the world in consideration for, among other things, the shares of the Company's Common Stock subscribed for pursuant hereto (collectively, the "License Fee"); and

WHEREAS,  subject to the terms and  conditions  contained  herein,  the Investor desires to purchase four million (4,000,000) shares of the Company's Common Stock (the "Shares") at eight cents ($0.08) per share for an aggregate purchase price of Three Hundred and Twenty Dollars ($320,000) (the "Purchase Price").

      NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Subscription for the Shares. Upon execution of this Agreement, the Investor hereby irrevocably agrees to subscribe for the Shares to be issued by the Company in accordance with the terms of this Agreement. Such Shares, once delivered to the Investor as set forth herein, shall be validly issued, fully paid and non-assessable, and shall be recorded on the books and records of the Company as issued to Billfighter Investments Limited.

2. Consideration for and Issuance of the Shares. As consideration for the Shares, the Investor agrees to credit the amount of the Purchase Price towards the License Fee on the terms and conditions as more fully set forth in the License Agreement. Upon the execution of License Agreement and this Agreement, the Company shall cause the Investor to be issued a stock certificate in the manner set forth above, evidencing the Investor's ownership of the Shares.

3.    Representations  and  Warranties  of  the  Company.   The  Company  hereby
      represents and warrants to the Investor, as of the date hereof, the following:

      (a) the Company is a corporation duly organized and validly existing under the laws of the State of Colorado, and has full power and authority to enter into, execute and perform this Agreement, which Agreement, once executed by the Company, shall be the valid and binding obligation of such party, enforceable against such party by any court of competent jurisdiction in accordance with its terms;

(b) the individuals signing this Agreement on behalf the Company are the duly elected executive officers of the Company so indicated, and have full power and authority to enter into and execute this Agreement for and on behalf of the Company;

      (c) the Company is not bound by or subject to any contract, agreement, court order or judgment, administrative ruling, law, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by such party.

4. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company, as of the date hereof, the following:

      (a) the Investor is a limited liability company duly organized, validly existing, and in good standing under the laws of Anguilla, with full power and authority, and all necessary consents, authorizations, approvals, orders and licenses to enter into, execute and perform this Agreement and the License Agreement (collectively, the "Agreements"), which Agreements, once executed by the Investor, shall be the valid and binding obligation of such party, enforceable against such party by any court of competent jurisdiction in accordance with its terms;

(b) the Investor is not bound by or subject to any contract, agreement, law, court order or judgment, administrative ruling, regulation or any other item which prohibits or restricts such party from entering into and performing the Agreements in accordance with their respective terms, or requiring the consent of any third party prior to the entry into or performance of each of the Agreements in accordance with its respective terms by such party;

      (c)   with respect to the Shares being acquired by the Investor:

            (i) the Investor is acquiring the Shares for his own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; the Investor has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the Shares (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

            (ii) the subscription for Shares by the Investor is not the result of any form of general solicitation or general advertising;

            (iii) the Investor hereby acknowledges that: (A) the offering of the
                  Shares was made only through direct, personal communication between the Investor and the Company; (B) the Investor has had full access to material concerning the Company's planned business and operations, which material was furnished or made available to the Investor by officers or representatives of the Company; (C) the Company has given the Investor the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and (D) the Investor understands and acknowledges that a purchaser of the Shares must be prepared to bear the economic risk of such investment for an indefinite period because of: (I) the heightened nature of the risks associated with an investment in the Company due to its status as a development stage company; (II) illiquidity of the Shares due to the fact that (1) the Shares have not been registered under the Securities Act of 1933 (the "Act") or any state securities  act  (nor  passed  upon  by the  SEC or any  state securities commission), and (2) the Shares may not be registered or qualified by the Investor under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Shares cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and (3) substantial restrictions on transfer of the Shares, as set forth by legend on the face or reverse side of every certificate evidencing the ownership of the Shares;

      (d) the Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act; and

      (e) the Investor has been advised to consult and has consulted with an attorney regarding legal matters concerning the purchase and ownership of the Shares, and with a tax advisor regarding the tax consequences of purchasing such Shares.

5. Undertaking with Respect to Registration of the Shares. The Company hereby agrees with the Investor, in the event of any subsequent registration of the Company's Common Stock for public sale with the Securities and Exchange Commission in the twelve (12) month period following the Effective Date of this Agreement, that it shall undertake, at the request of the Investor, to include in such registration all of the Shares subscribed for pursuant hereto, subject to approval by the Company and its underwriter(s) in such public offering. If the underwriter(s) should determine that inclusion of all applicable Shares in such public offering is not possible, or would impair or restrict in any way the ability of such underwriter(s) to offer and sell the Common Stock covered by such registration, then the Company shall endeavor to include such number of Shares therein as the underwriter(s) will allow, after giving priority to the Common Stock being offered by the Company for its own account and such other selling stockholders as the Company may be obligated to include in such offering. All costs and expenses incurred in such registration shall be borne by the Company, other than the Investor's pro rata portion of the underwriters' costs and the selling commission and discounts payable in respect of such public offering.

6.    Miscellaneous Provisions.

      (a) Notices. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth in this
            Section 6(a):

            If to Investor:        Billfighter Investments Limited
                                   Hannah Waiver House,
                                   The Valley, Anguilla BWI
                                   Attention:  Bernadine Romney


            If to Company:         Reclamation Consulting and Applications, Inc.
                                   23832 Rockfield Boulevard, Suite 275
                                   Lake Forest, California 92630
                                   Attention: Gordon Davies
                                   President
                                   Tel: (949) 609-0590
                                   Fax: (949) 609-0594

      With a copy (which shall
      not constitute notice) to:   August Law Group, P.C.
                                   19200 Von Karman Avenue, Suite 900
                                   Los Angeles, California 92612
                                   Attention:  Kenneth S. August
                                   President
                                   Tel: (949) 752-7772
                                   Fax: (949) 752-7776


      (b) Binding Agreement; Assignment. This Agreement shall constitute the binding agreement of the parties hereto, enforceable against each of them in accordance with its terms. This Agreement shall inure to the benefit of each of the parties hereto, and their respective successors and permitted assigns; provided, however, that this Agreement may not be assigned (whether by contract or by operation of law) by the Investor without the prior written consent of the Company.

      (c) Entire Agreement. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings between the parties, all of which are merged herein and superseded hereby.

      (d) Waiver. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      (e)   Headings.  The headings provided herein are for convenience only and
            shall   have  no  force  or   effect   upon  the   construction   or
            interpretation of any provision hereof.

      (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


      (g) Further Documents and Acts. Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

      (h) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

      (j) Specific Performance; Remedies Cumulative. The parties hereby agree with each other that, in the event of any breach of this Agreement by any party where such breach may cause irreparable harm to any other party, or where monetary damages may not be sufficient or may not be adequately quantified, then the affected party or parties shall be entitled to specific performance, injunctive relief or such other equitable remedies as may be available to it, which remedies shall be cumulative and non-exclusive, and in addition to such other remedies as such party may otherwise have at law or in equity.

      (k)   Severable   Provisions.   The   provisions  of  this  Agreement  are
            severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the parties.


                      [SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


THE COMPANY:

RECLAMATION CONSULTING
AND APPLICATIONS, INC.                               ATTEST:


   By:   /s/ Gordon W. Davies               By:     /s/ Michael  Davies
         --------------------                        ------------------
         Gordon Davies                               Michael Davies
         President                                   Secretary



BILLFIGHTER INVESTMENTS, LIMITED

     By: /s/ Bernadine Romney
         --------------------
     Name:   Bernadine Romney
             Authorized Signatory

                                    EXHIBIT B

                                 PROMISSORY NOTE

$180,000                                                 Lake Forest, California
                                                          January 4, 2006

                  FOR VALUE RECEIVED, the undersigned, RECLAMATION CONSULTING AND APPLICATIONS, INC., a Colorado corporation (together with its successors and assigns, the "Borrower"), hereby promises to pay to the order of BILLFIGHTER INVESTMENTS, LIMITED, an Anguilla limited liability company (together with its successors and assigns, the "Lender"), at the Lender's offices located at Hannah Waiver House, The Valley, Anguilla BWI (or such other place as the Lender may designate in writing to the Borrower), the aggregate principal sum of One Hundred Eighty Thousand Dollars ($180,000) with interest with interest on the balance outstanding from time to time at the rate of ten percent (10%) per annum., in lawful money of the United States, upon the terms and subject to the conditions set forth herein. This unsecured promissory note (the "Note") is the promissory note referred to Section 3.3 of the License Agreement, dated of even date herewith (the "License Agreement") by and between the Lender and the Borrower.

1.    Payment and Prepayment.

      (a) Repayment of Principal and Interest. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on first anniversary of the date hereof (the "Maturity Date").

      (b) Prepayment. Prepayment in whole or part may occur at any time hereunder without penalty or premium; provided that the Lender shall be provided with not less than ten (10) days notice of the Borrower's intent to pre-pay; and provided further that any such partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal.

2. Events of Default. The occurrence and continuation of any one or more of the following events shall constitute an event of default under this Note ("Event of Default"):

      (a) Payment Default. The Borrower shall fail to make any required payment of principal of or interest on this Note and such failure shall continue for more than five (5) business days after written notice from the Lender to the Borrower thereof.

      (b)   Bankruptcy  Default.  The  Borrower  shall  (i)  commence  any case, proceeding or other action under any existing or future law of any jurisdiction relating to seeking to have an order for relief entered with respect to it or its debts, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other such relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets (each of the foregoing, a "Bankruptcy Action"); (ii) become the debtor named in any Bankruptcy Action which results in the entry of an order for relief or any such adjudication or appointment described in the immediately preceding clause (i), or remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) make a general assignment for the benefit of its creditors.

      In each and every Event of Default under clause (a) of this Section 2, the Lender may, without limiting any other rights it may have at law or in equity, by written notice to the Borrower, declare the unpaid principal of and interest on this Note due and payable, whereupon the same shall be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which the Borrower hereby expressly waives, and the Lender may proceed to enforce payment of such principal and interest or any part thereof in such manner as it may elect in its discretion. In each and every Event of Default under clause (b) of this Section 3, the unpaid principal of and interest on this Note shall be immediately due and payable without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and the Lender may proceed to enforce payment of such principal and interest or any part thereof in such manner as it may elect in its discretion.

3. Notices. All notices, requests, demands or communications required or permitted under this Note shall be given in accordance with the provisions applicable to the giving of notices in the License Agreement.

4. Waivers, Rights and Remedies.

      (a) Waiver. No failure, delay or course of dealing on the part of the Lender in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege hereunder. The Borrower hereby waives to the extent not prohibited by applicable law (i) all presentments, demands for performance or notices of nonperformance (except to the extent specifically required under Section 3); (ii) any requirement of diligence or promptness on the part of the Lender to enforce its rights under this Note; (iii) any and all notices of every kind and description which may be required to be given by any law; and (iv) any defense of any kind (other than payment) which it may now or hereafter have with respect to its obligations under this Note.

      (b) Rights and Remedies. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender may otherwise have. 5. Indemnification. The Borrower shall pay and shall indemnify and hold the Lender harmless against any and all costs and expenses, including reasonable attorneys' fees and disbursements, actually incurred by the Lender for the collection of this Note upon an Event of Default.

6. Governing Law; Venue for Suit; Jurisdiction of Court. This Note shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between or among the Parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Note, the Parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. The Parties hereby agree that venue is proper in those courts, hereby consent to such venue in and personal jurisdiction over them by those courts, and hereby waive all objections to such venue and to the courts' personal jurisdiction over them.

7. Amendment. No amendment or other modification of this Note may be made without the written consent of the Lender.


THE BORROWER

RECLAMATION CONSULTING
AND APPLICATIONS, INC.


/s/ Gordon W. Davies
--------------------
 Gordon Davies
 President



THE LENDER

BILLFIGHTER INVESTMENTS LIMITED



/s/ Bernadine Romney
--------------------
Bernadine Romney
 Authorized Signatory